Exhibit 99.1

FROM:	SELAS CORPORATION OF AMERICA	SCA-444
CONTACT:	Robert F. Gallagher 651-604-9638

FOR IMMEDIATE RELEASE

SELAS CORPORATION OF AMERICA REPORTS
SECOND-QUARTER RESULTS

ST. PAUL, Minn. —August 12, 2004 — Selas Corporation of America (AMEX: SLS) today reported results for the second quarter and six months ended June 30, 2004.

        For the second quarter, the Company had net income from continuing operations of $1,388,000, or $.27 per share, on sales of $8.4 million. This compares with a continuing operations net loss of $142,000, or $.03 per share, on sales of $9.7 million for the second quarter of 2003. For the six-month period, Selas reported net income from continuing operations of $664,000, or $.13 per share, on sales of $17.7 million, versus a continuing operations net loss of $203,000, or $.04 per share, on sales of $18.7 million for the year-ago six months. Results for the three- and six-month periods ended June 30, 2004, include a pre-tax gain of $3.1 million from the sale of the Company’s Dresher, Pa., property. Excluding this gain, Selas would have reported a net loss, net of income tax expense, of approximately $804,000, or $.16 per share, for the 2004 second quarter.

        “Selas experienced some end-market sluggishness in the second quarter. This was primarily due to two factors: a decline in the hearing-health market and lower sales to our two largest medical customers,” said Mark S. Gorder, president and chief executive officer of Selas. “We believe these events are temporary and we are optimistic about the opportunities in the Precision Miniature Medical and Electronic Products business, given the increasing demand for smaller, high-quality products.”

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Selas Corporation Second-Quarter 2004 Results
August 12, 2004

        In December 2003, the Company announced it is seeking a strategic buyer for its remaining Heat Technology business, which it currently classifies as a discontinued operation. In the second quarter, Selas recognized net income from discontinued operations of $609,000, or $.12 per share, compared with a net loss of $1,189,000, or $.23 per share, in the year-earlier period. Besides the remaining Heat Technology business, 2003 second-quarter discontinued operations include: Selas’ large furnace operation, which filed for insolvency in August 2003; and Deuer Manufacturing, which was sold in July 2003.

        Total 2004 second-quarter net income (which includes both continuing and discontinued operations) totaled $1,997,000, or $.39 per share, compared with a net loss of $1,331,000, or $.26 per share, in 2003. For the six months, total net income was $1,194,000, or $.23 per share, compared with a net loss of $1,567,000, or $.31 per share, for the year-ago period.

        Gorder reiterated that Selas’ long-term strategy is to accelerate growth for its Precision Miniature Medical and Electronic Products business. Selas believes its core competencies in the robotic manufacture of miniature and micro-miniature electronic products position it to expand its line of medical products to capture significantly more business.

        “With the bulk of our industrial divestitures behind us, we can now devote full attention to building our customer base in the growing medical device market—an industry we’re ideally suited to compete in,” said Gorder.

        For the six months ended June 30, 2004, Precision Miniature Medical and Electronic Products sales decreased 5 percent to $17.7 million, from $18.7 million in the comparable 2003 period.

        Said Gorder, “The global hearing-health market appears to be stagnant from a unit perspective and continues to be extremely price competitive. We are leveraging the latest digital signal processing technology in our product platform as the engine for several new customer products launching now and later in 2004. We believe these efforts will increase our hearing-health market share. Additionally, while our medical business also suffered in the second quarter due to low-order rates from two customers, we believe this is a timing issue and does not impact long-term prospects.”

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Selas Corporation Second-Quarter 2004 Results
August 12, 2004

About Selas
Headquartered in Arden Hills, Minn., Selas Corporation of America designs, develops, engineers and manufactures microminiaturized medical and electronic products. The Company’s core business, Precision Miniature Medical and Electronic Products, supplies microminiaturized components, systems and molded plastic parts, primarily to the hearing instrument manufacturing industry, as well as the computer, electronics, telecommunications and medical equipment industries. Through its core competencies and robotic manufacturing expertise, Selas believes it is well-positioned to compete in the hearing-health and medical device markets that increasingly demands products with increased miniaturization, better cost containment, more reliability and high customer satisfaction. The Company has facilities in Minnesota, California, Singapore and Germany. Selas’ common stock is traded on the American Stock Exchange under the symbol “SLS.”

Forward-Looking Statements
Statements as to the Company’s long-term strategy and other statements herein that are not historical facts or that include forward-looking terminology such as “may”, “will”, “believe”, “expect”, “optimistic” or “continue” or the negative thereof or other variations thereof are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934 as amended. These forward-looking statements are affected by known and unknown risks, uncertainties and other factors that may cause Selas’ actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and factors include the risk that the Company may not be able to achieve its long-term strategy, risks arising in connection with the insolvency of Selas SAS, competition by competitors with more resources than the Company, foreign currency risks arising from the Company’s foreign operations, the cyclical nature of the market for large custom engineered contracts, weakening demand for products of the Company’s other business segments due to general economic conditions, possible non- performance of developing technological products and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2003. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

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Selas Corporation Second-Quarter 2004 Results
August 12, 2004

SELAS CORPORATION OF AMERICA
Assets
(Unaudited)

	June 30, 2004	December 31, 2003
Current assets:
Cash, including cash equivalents of
$428,000 in 2004 and $431,000 in 2003 (all	$369,577	$294,168
cash equivalents are restricted)
Accounts receivable (less allowance for
doubtful accounts of $254,000 in 2004
and 2003)	5,033,795	4,537,830
Inventories	4,783,253	5,709,642
Refundable income tax	686,020	728,351
Deferred income taxes	—	890,230
Asset held for sale	—	540,175
Other current assets	444,903	480,305
Assets of discontinued operations	4,734,321	5,729,410

Total current assets	16,051,869	18,910,111
Property, plant and equipment:
Land	170,500	170,500
Buildings	1,732,914	1,732,914
Machinery and equipment	26,409,885	26,353,715

	28,313,299	28,257,129
Less: Accumulated depreciation	19,345,101	18,621,161

Net property, plant and equipment	8,968,198	9,635,968
Goodwill	5,264,585	5,264,585
Other assets, net	1,178,336	1,253,186

	$31,462,988	$35,063,850

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Selas Corporation Second-Quarter 2004 Results
August 12, 2004

SELAS CORPORATION OF AMERICA
Consolidated Condensed Balance Sheets
Liabilities and Shareholders’ Equity
(Unaudited)

	June 30, 2004	December 31, 2003
Current liabilities:
Bank debt	$5,397,991	$8,237,463
Accounts payable	2,010,211	2,757,942
Customers’ advance payments on contracts	161,546	172,279
Accrued salaries, wages, and commissions	1,671,843	1,522,231
Other accrued liabilities	1,279,498	1,930,855
Liabilities of discontinued operations	1,508,556	2,341,493

Total current liabilities	12,029,645	16,962,263
Accrued pension liability	2,893,681	2,714,763
Other postretirement benefit obligations	2,827,417	2,827,417
Deferred income taxes	122,093	123,529
Contingencies and commitments
Shareholders’ equity:
Common shares, $1 par; 10,000,000 shares
authorized; 5,644,968 shares issued	5,644,968	5,644,968
Additional paid-in capital	12,025,790	12,025,790
Accumulated deficit	(2,037,367)	(3,231,009)
Accumulated other comprehensive loss	(778,161)	(738,793)
Less: 515,754 common shares held
in treasury, at cost	(1,265,078)	(1,265,078)

Total shareholders’ equity	13,590,152	12,435,878

	$31,462,988	$35,063,850

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Selas Corporation Second-Quarter 2004 Results
August 12, 2004

SELAS CORPORATION OF AMERICA
Consolidated Condensed Statements of Operations
(Unaudited)

	Three Months Ended
	June 30, 2004	June 30, 2003
Sales, net	$8,354,419	$9,674,858
Cost of sales	6,337,573	7,031,872

Gross margin	2,016,846	2,642,986
Operating expenses:
Selling expense	937,488	934,049
General and administrative expense	1,323,397	1,377,616
Research and development expense	340,468	381,570

Total operating expenses	2,601,353	2,693,235
Gain on sale of asset held for sale	3,109,627	—

Operating income (loss)	2,525,120	(50,249)
Interest expense	(151,825)	(176,234)
Interest income	504	2,171
Other income	4,388	12,216

Income (loss) from continuing operations
before income taxes	2,378,187	(212,096)
Income tax expense (benefit)	989,905	(70,118)

Income (loss) from continuing operations	1,388,282	(141,978)
Income (loss) from discontinued operations,
net of income tax expense (benefit)	608,778	(1,189,201)
Net income (loss)	$1,997,060	$(1,331,179)

Income (loss) per share:
Basic:
Continuing operations	$.27	$(.03)
Discontinued operations	.12	(.23)

	$.39	$(.26)

Diluted:
Continuing operations	$.27	$(.03)
Discontinued operations	.12	(.23)

	$.39	$(.26)

Average shares outstanding:
Basic	5,129,214	5,124,214
Diluted	5,151,436	5,124,214

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Selas Corporation Second-Quarter 2004 Results
August 12, 2004

SELAS CORPORATION OF AMERICA
Consolidated Condensed Statements of Operations
(Unaudited)

	Six Months Ended
	June 30, 2004	June 30, 2003
Sales, net	$17,692,497	$18,667,896
Cost of sales	13,352,155	13,419,310

Gross margin	4,340,342	5,248,586
Operating expenses:
Selling expense	1,928,296	1,799,945
General and administrative expense	2,880,869	2,725,089
Research and development expense	721,845	706,058
Total operating expenses	5,531,010	5,231,092
Gain on sale of asset held for sale	3,109,627	--

Operating income	1,918,959	17,494
Interest expense	(247,901)	(315,847)
Interest income	1,345	4,537
Other income	99,251	45,668

Income (loss) from continuing operations
before income taxes	1,771,654	(248,148)
Income tax expense (benefit)	1,107,904	(45,566)

Income (loss) from continuing operations	663,750	(202,582)
Income (loss) from discontinued operations,
net of income tax expense (benefit)	529,891	(1,364,859)

Net income (loss)	$1,193,641	$(1,567,441)

Income (loss) per share:
Basic:
Continuing operations	$.13	$(.04)
Discontinued operations	.10	(.27)

	$.23	$(.31)

Diluted:
Continuing operations	$.13	$(.04)
Discontinued operations	.10	(.27)

	$.23	$(.31)

Average shares outstanding:
Basic	5,129,214	5,124,214
Diluted	5,149,467	5,124,214

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Selas Corporation Second-Quarter 2004 Results
August 12, 2004

SELAS CORPORATION OF AMERICA
Supplemental Disclosure
Net Income From Continuing Operations
Excluding Gain on Sale of Asset Held for Sale
(Unaudited)
June 30, 2004

Three Months Ended June 30, 2004
Income from continuing operations
before income taxes	$2,378,187
Less: Gain on sale of asset held for sale	3,109,627

Loss from continuing operations
before income taxes excluding gain on sale of asset	(731,440)
Estimated income tax expense, excluding
gain on sale of asset held for sale	72,993

Loss from continuing operations excluding gain on
sale of asset, net of income tax expense	(804,433)

Loss per share from continuing operations excluding
gain on sales of asset, net of income tax expense	$(.16)

Average shares outstanding	5,151,436